UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 8, 2021

_____________________

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 9, 2021, Tonix Pharmaceuticals Holding Corp. (the “Company”) issued a press release announcing the poster presentation (the “Poster”) of results from its Phase 1 clinical study of TNX-601 CR (tianeptine oxalate and naloxone controlled-release tablets) entitled “TNX-601 CR*: a Once-Daily Formulation of Tianeptine in Development for the Treatment of Major Depressive Disorder” at the CNS 2021 Summit. Copies of the Poster and press release which discusses this matter are furnished hereto as Exhibits 99.01 and 99.02, respectively, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.01 and 99.02 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On November 8, 2021, the Company presented the Poster of results from its open-label, Phase 1 clinical study of TNX-601 CR (tianeptine oxalate and naloxone controlled-release tablets) for the treatment for major depressive disorder (“MDD”) and post-traumatic stress disorder and neurocognitive dysfunction associated with corticosteroid use. The poster provides data related to the Phase 1 pharmacokinetic study in healthy subjects that assessed several novel modified-release (“MR”) prototype formulations of tianeptine oxalate. The study showed that the selected TNX-601 MR1 demonstrated pharmacokinetics appropriate for once-daily dosing with minimal food effect, which is a potential treatment adherence advantage over three times per day dosing of immediate release tianeptine sodium. This MR prototype was selected in the development of the final formulation of TNX-601 CR as a once-daily treatment for MDD. The Company believes that these Phase 1 findings support its upcoming Phase 2 study of once-daily TNX-601 CR for MDD in the first half of 2022. Based on the Phase 1 results, the Company believes that with respect to plasma tianeptine and its primary metabolite, TNX-601 CR would meet the bioequivalence standard for daily dosing of these immediate release products. TNX-601 CR’s proposed mechanism of action is distinct from any antidepressant approved in the U.S for chronic or long-term use. The Phase 2 study design is expected to be randomized, double-blind, placebo-controlled, parallel group study to evaluate the efficacy and safety of TNX-601 CR monotherapy versus placebo in MDD. Treatment duration will be 6 weeks, preceded by up to 5 weeks in screening and followed by a 2-week safety follow-up period (total up to 13 weeks of participation). The Company plans to randomize approximately 260 individuals with MDD at a 1:1 ratio to two arms of 130 each for drug and placebo at approximately 25-30 US sites. The primary efficacy endpoint will be the change from Baseline to Week 6 in the Montgomery-Åsberg Depression Rating Scale (MADRS) total score. Enrollment is estimated to start in the first half of 2022, pending Investigational New Drug Application clearance by the U.S. Food and Drug Administration.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the results of the Phase 1 clinical study of TNX-601 CR, the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01 99.02 104	CNS 2021 Summit Poster Presentation Press release of the Company, dated November 9, 2021 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: November 9, 2021	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer